Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA T: +1 847 634 6700 F: +1 847 913 8766 www.zebra.com
Zebra Technologies Announces First-Quarter 2018 Results

First-Quarter Financial Highlights

•	Strong net sales of $977 million; year-over-year growth of 13%

•	Net income of $109 million and net income per diluted share of $2.01

•	Non-GAAP diluted EPS increased 87% year-over-year to $2.56

•	Adjusted EBITDA increased 37% year-over-year to $204 million; and adjusted EBITDA margin expanded 370 basis points year-over-year to 20.9%

•	$116 million of cash from operations and $98 million of free cash flow; $95 million reduction of total debt

Lincolnshire, Ill., May 8, 2018 — Zebra Technologies Corporation (NASDAQ: ZBRA), the market leader in rugged mobile computers, barcode scanners and barcode printers enhanced with software and services to enable real-time enterprise visibility, today announced results for the first quarter ended March 31, 2018.

“Our first quarter results were driven by strong broad-based market demand for our solutions and excellent operational execution by our team. We delivered net sales, EBITDA margin, and earnings per share above the respective guidance ranges. We also continued to aggressively retire debt, reducing our net leverage ratio to 2.8x,” said Anders Gustafsson, chief executive officer of Zebra Technologies. “Given our sales and margin outperformance, we are raising our full-year outlook for sales growth, EBITDA margin, and free cash flow. We continue to be laser focused on providing innovative solutions that give our customers a performance edge on the front lines of their business operations.”

$ in millions, except per share amounts	1Q18	1Q17	Change
Select reported measures:
Net sales	$977	$865	12.9%
Gross profit	465	401	16.0%
Net income	109	8	NM
Net income per diluted share	$2.01	$0.16	NM

Select Non-GAAP measures:
Adjusted net sales	$977	$866	12.8%
Organic net sales growth			9.8%
Adjusted gross profit	466	402	15.9%
Adjusted gross margin	47.7%	46.4%	130 bps
Adjusted EBITDA	204	149	36.9%
Adjusted EBITDA margin	20.9%	17.2%	370 bps
Non-GAAP net income	$138	$72	91.7%
Non-GAAP earnings per diluted share	$2.56	$1.37	86.9%

Reported (GAAP) results
Net sales were $977 million in the first quarter of 2018 compared to $865 million in the first quarter of 2017. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $625 million in the first quarter of 2018 compared with $544 million in the first quarter of 2017. Asset Intelligence & Tracking ("AIT") segment net sales were $352 million in the first quarter of 2018 compared to $322 million in the prior year period. First-quarter 2018 gross profit was $465 million compared to $401 million in the comparable prior year period. Net income for the first quarter of 2018 was $109 million, or $2.01 per diluted share, compared to net income of $8 million, or $0.16 per diluted share, for the first quarter of 2017.

As of January 1, 2018, the company adopted revenue standard ASC 606. Revenue would have been $1 million higher for the three-month period ended March 31, 2018 had the Company continued to follow our accounting policies under the previous revenue recognition guidance.

Adjusted (Non-GAAP) results
Consolidated adjusted net sales were $977 million in the first quarter of 2018 compared to $866 million in the prior year period, an increase of 12.8%. Consolidated organic net sales growth for the first quarter was 9.8% reflecting growth across all regions, most notably EMEA and North America. First-quarter year-over-year organic net sales growth was 11.7% in the EVM segment and 6.4% in the AIT segment.

Consolidated adjusted gross margin for the first quarter of 2018 was 47.7%, compared to 46.4% in the prior year period. This increase was due to favorable business mix and the favorable impact of currency changes, primarily in the EMEA region. Adjusted operating expenses increased in the first quarter of 2018 to $282 million from $272 million in the prior year period primarily due to growth in the business and increased incentive compensation expense related to improved operating results.

Adjusted EBITDA for the first quarter of 2018 increased to $204 million, or 20.9% of adjusted net sales, compared to $149 million, or 17.2% of adjusted net sales, for the first quarter of 2017 primarily due to higher sales and gross profit margin.

Non-GAAP net income for the first quarter of 2018 was $138 million, or $2.56 per diluted share, compared with $72 million, or $1.37 per diluted share, for the first quarter of 2017. Lower interest costs and a lower tax rate also drove year-over-year improvement.

Balance Sheet and Cash Flow
As of March 31, 2018, the company had cash and cash equivalents of $64 million and total debt of $2,133 million.

Free cash flow in the first quarter of 2018 was $98 million, consisting of $116 million of cash flow from operations and capital expenditures of $18 million. In the first quarter, the company made $95 million in long-term debt payments and $26 million in scheduled cash interest payments.

Outlook

Second Quarter 2018
The company entered the second quarter of 2018 with a strong order backlog and expects second-quarter 2018 net sales to increase approximately 9% to 12% from the second quarter of 2017. This expectation includes an approximately 3 percentage point positive impact from foreign currency translation.

Adjusted EBITDA margin is expected to be in the range of 18.5% to 19.0% for the second quarter 2018, favorable to the prior year period. Non-GAAP earnings per diluted share are expected to be in the range of $2.10 to $2.30. This assumes an effective tax rate of approximately 16% to 17%.

Full Year 2018
The company now expects full year 2018 net sales growth to increase approximately 6% to 9%, which is favorable to our prior outlook and includes an anticipated 2 percentage point positive impact from foreign currency translation.

Adjusted EBITDA margin is now expected to be approximately 20% for the full year 2018, which is favorable to our prior outlook and an improvement compared to the full year 2017.

For the full year 2018, the company expects free cash flow to exceed $500 million, which is favorable to our prior outlook, and to reduce financial leverage.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the first quarter of 2018. The conference call will be held today, Tuesday, May 8, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
With the unparalleled operational visibility Zebra (NASDAQ: ZBRA) provides, enterprises become as smart and connected as the world we live in. Real-time information – gleaned from visionary solutions including hardware, software and services – gives organizations the competitive edge they need to simplify operations, know more about their businesses and customers, and empower their mobile workers to succeed in today’s data-centric world. For more information, visit www.zebra.com or sign up for our news alerts. Follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K.

Information regarding the impact of the TCJA consists of preliminary estimates, based on current calculations, interpretations, assumptions and expectations.  These estimates may change materially as we learn additional information about and obtain additional guidance on the TCJA.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present Non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-

GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in both the current year and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors    Media
Michael Steele, CFA, IRC    Therese Van Ryne
Vice President, Investor Relations    Director, Global Public Relations
Phone: + 1 847 793 6707     Phone: + 1 847 370 2317
msteele@zebra.com     therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	March 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$64	$62
Accounts receivable, net of allowances for doubtful accounts of $2 million and $3 million as of March 31, 2018 and December 31, 2017, respectively	471	479
Inventories, net	448	458
Income tax receivable	31	40
Prepaid expenses and other current assets	39	24
Total Current assets	1,053	1,063
Property, plant and equipment, net	262	264
Goodwill	2,463	2,465
Other intangibles, net	276	299
Long-term deferred income taxes	115	119
Other long-term assets	80	65
Total Assets	$4,249	$4,275
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$43	$51
Accounts payable	411	424
Accrued liabilities	221	296
Deferred revenue	201	186
Income taxes payable	56	43
Total Current liabilities	932	1,000
Long-term debt	2,090	2,176
Long-term deferred revenue	144	148
Other long-term liabilities	102	117
Total Liabilities	3,268	3,441
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	266	257
Treasury stock at cost, 18,755,228 and 18,915,762 shares at March 31, 2018 and December 31, 2017, respectively	(616)	(620)
Retained earnings	1,376	1,248
Accumulated other comprehensive loss	(46)	(52)
Total Stockholders’ Equity	981	834
Total Liabilities and Stockholders’ Equity	$4,249	$4,275

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Net sales
Net sales of tangible products	$839	$735
Revenue from services and software	138	130
Total Net sales	977	865
Cost of sales:
Cost of sales of tangible products	423	379
Cost of services and software	89	85
Total Cost of sales	512	464
Gross profit	465	401
Operating expenses:
Selling and marketing	120	109
Research and development	101	96
General and administrative	71	75
Amortization of intangible assets	23	50
Acquisition and integration costs	2	27
Exit and restructuring costs	4	4
Total Operating expenses	321	361
Operating income	144	40
Other expenses:
Foreign exchange loss	—	(1)
Interest expense, net	(11)	(41)
Total Other expenses	(11)	(42)
Income (loss) before income taxes	133	(2)
Income tax expense (benefit)	24	(10)
Net income	$109	$8
Basic earnings per share	$2.04	$0.16
Diluted earnings per share	$2.01	$0.16
Basic weighted average shares outstanding	53,286,249	51,842,025
Diluted weighted average and equivalent shares outstanding	53,985,755	52,946,883

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Cash flows from operating activities:
Net income	$109	$8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	43	69
Amortization of debt issuance costs and discounts	2	4
Share-based compensation	10	7
Deferred income taxes	(2)	(9)
Unrealized gain on forward interest rate swaps	(12)	—
Other, net	(1)	1
Changes in operating assets and liabilities:
Accounts receivable, net	9	79
Inventories, net	6	(31)
Other assets	(7)	17
Accounts payable	(12)	(52)
Accrued liabilities	(74)	—
Deferred revenue	19	30
Income taxes	22	(2)
Other operating activities	4	(4)
Net cash provided by operating activities	116	117
Cash flows from investing activities:
Purchases of property, plant and equipment	(18)	(13)
Purchases of long-term investments	(2)	—
Net cash used in investing activities	(20)	(13)
Cash flows from financing activities:
Payments of long-term debt	(95)	(80)
Proceeds from exercise of stock options and stock purchase plan purchases	3	4
Taxes paid related to net share settlement of equity awards	—	(2)
Net cash used in financing activities	(92)	(78)
Effect of exchange rate changes on cash	(2)	(2)
Net increase in cash and cash equivalents	2	24
Cash and cash equivalents at beginning of period	62	156
Cash and cash equivalents at end of period	$64	$180
Supplemental disclosures of cash flow information:
Income taxes paid	$2	$5
Interest paid	$26	$16

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(UNAUDITED)

	Three Months Ended
	March 31, 2018
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	9.3%	14.9%	12.9%
Adjustments:
Impact of foreign currency translation(1)	(2.9)%	(3.2)%	(3.1)%
Organic Net sales growth	6.4%	11.7%	9.8%

(1) Operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, the current period results at the currency exchange rates used in the comparable prior year period, rather than the exchange rates in effect during the current period. In addition, we exclude the impact of the company’s foreign currency hedging program in both the current and prior year periods.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	March 31, 2018			April 1, 2017
	AIT	EVM	Consolidated	AIT	EVM	Consolidated (1)
GAAP
Reported Net sales (1)	$352	$625	$977	$322	$544	$865
Reported Gross profit	183	282	465	162	240	401
Gross Margin	52.0%	45.1%	47.6%	50.3%	44.1%	46.4%

Non-GAAP
Adjusted Net sales	$352	$625	$977	$322	$544	$866
Adjusted Gross profit (2)	183	283	466	162	240	402
Adjusted Gross Margin	52.0%	45.3%	47.7%	50.3%	44.1%	46.4%

(1)	Fiscal 2017 consolidated results include corporate eliminations which are related to the Enterprise Acquisition in October 2014 and are not reported in segment results.

(2)	Adjusted Gross profit excludes purchase accounting adjustments and share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Net income	$109	$8
Adjustments to Net sales(1)
Purchase accounting adjustments	—	1
Total adjustment to Net sales	—	1
Adjustments to Cost of sales(1)
Share-based compensation	1	—
Total adjustments to Cost of sales	1	—
Adjustments to Operating expenses(1)
Amortization of intangible assets	23	50
Acquisition and integration costs	2	27
Share-based compensation	10	8
Exit and restructuring costs	4	4
Total adjustments to Operating expenses	39	89
Adjustments to Other expenses, net(1)
Amortization of debt issuance costs and discounts	2	4
Foreign exchange loss	—	1
Forward interest rate swaps gain	(12)	—
Total adjustments to Other expenses, net	(10)	5
Income tax effect of adjustments(2)
Reported income tax expense (benefit)	24	(10)
Adjusted income tax expense	(25)	(21)
Total adjustments to income tax	(1)	(31)
Total adjustments	29	64
Non-GAAP Net income	$138	$72

GAAP earnings per share
Basic	$2.04	$0.16
Diluted	$2.01	$0.16
Non-GAAP earnings per share
Basic	$2.59	$1.40
Diluted	$2.56	$1.37

Non-GAAP weighted average shares outstanding (3)
Basic	53,286,249	51,842,025
Diluted	53,985,755	52,946,883

(1) Presented on a pre-tax basis.
(2) Represents the adjustment to the GAAP basis tax provision commensurate with non-GAAP adjustments.
(3)     In periods of loss, Non-GAAP weighted-average shares exclude restricted stock awards and performance stock awards within basic and dilutive weighted-average share computations. Share-based compensation awards that are dilutive in nature are included within weighted-average dilutive share computations.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION
(In millions)
(Unaudited)

 EBITDA

	Three Months Ended
	March 31, 2018	April 1, 2017
Net income	$109	$8
Add back:
Depreciation	20	19
Amortization of intangible assets	23	50
Total Other expenses, net	11	42
Income tax expense	24	(10)
EBITDA (Non-GAAP)	187	109

Adjustments to Net sales
Purchase accounting adjustments	—	1
Total adjustments to Net sales	—	1
Adjustments to Cost of sales
Share-based compensation	1	—
Total adjustments to Cost of sales	1	—
Adjustments to Operating expenses
Acquisition and integration costs	2	27
Share-based compensation	10	8
Exit and restructuring costs	4	4
Total adjustments to Operating expenses	16	39
Total adjustments to EBITDA	17	40
Adjusted EBITDA (Non-GAAP)	$204	$149

Adjusted EBITDA % of Adjusted Net Sales	20.9%	17.2%

FREE CASH FLOW

	Three Months Ended
	March 31, 2018	April 1, 2017
Net cash provided by operating activities	$116	$117
Less: Purchases of property, plant and equipment	(18)	(13)
Free cash flow (Non-GAAP)(1)	$98	$104

(1) Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.